Exhibit 10.9

                                    AGREEMENT


          AGREEMENT ("Agreement"), dated as of May 3, 2006 between Conseco, Inc., a Delaware corporation (the "Company"), and William S. Kirsch ("Executive"), a citizen of the State of Illinois.

          WHEREAS Executive and the Company have agreed that Executive will resign from the Company as of August 31, 2006; and

          WHEREAS the parties wish to document the terms and conditions pertaining to the resignation;

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt of which are hereby acknowledged, the Company and Executive hereby agree as follows:

          Section 1. Resignation. Executive hereby resigns, effective May 23, 2006, from his positions as President and Chief Executive Officer of the Company and from his positions as a member of the Board of Directors of the Company (the "Board") and all boards of directors of such affiliates, but shall remain an employee of the Company until August 31, 2006 (the "Resignation Date"), at which time he shall resign from any further employment by the Company. During the period May 23, 2006 through August 31, 2006, Executive shall assist the Company with regard to transition issues and make himself reasonably available during regular business hours to consult on Company business matters. Executive hereby agrees to execute and deliver any and all further documentation reasonably requested by the Company in order to evidence and effect such resignation.

          Section 2. Payments. In consideration for Executive entering into this Agreement, specifically including the General Release, the Company agrees that, upon Executive's resignation, the Company shall provide Executive with the following payments and benefits. Amounts and benefits described in Sections 2(a), (b)(i), (ii) and (iii) are expressly conditioned on Executive's resigning pursuant to this Agreement and execution, on or after the Resignation Date, (and nonrevocation of) a General Release substantially in the form attached hereto as Exhibit A (the "Attached General Release"), except as expressly set forth in
Section 2(a).

               (a) 2006 Payment. Executive (or, if deceased, his wife (if living) or his estate, (if his wife is deceased)) shall be eligible to receive a payment equal to his full annual base salary as of the date of this Agreement payable 10 days after Executive (or his wife if Executive is deceased) executes (and does not revoke) the Attached General Release.

               (b) Benefits.

                   (i) Executive shall receive any and all benefits accrued under any deferred compensation or qualified or non-qualified pension plan in which he currently participates (other than any severance plan) in accordance with, and subject to, the terms thereof; provided that no such deferred compensation or non-qualified pension benefits shall be paid prior to March 1, 2007 (the first date on which they would not be subject to the tax imposed by Section 409A of the Internal Revenue Code of 1986, as amended).

                   (ii) Executive and his family shall be entitled to continued participation in all medical, health and life insurance plans at the same benefit level at which Executive and his family were participating on the Resignation Date until the earlier of (A) the second anniversary of the Resignation Date, or (B) the date, or dates, Executive receives substantially similar coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis). Such coverage shall be determined as if Executive had continued to be an active employee of the Company, and the Company shall continue to pay the costs of such coverage under such plans on the same basis as is applicable to active employees covered thereunder; provided that, if participation in any one or more of such plans is not possible under the terms thereof, the Company shall provide substantially identical benefits or, at Executive's election, reimburse Executive for his cost of obtaining comparable coverage from a third-party insurer.

                   (iii) Executive shall be reimbursed for the reasonable legal and professional fees, and for other professional fees incurred by him with respect to the termination of his employment and for the negotiation and documentation of this Agreement, not to exceed $50,000.

                   (iv) All of Executive's equity awards will continue to vest only through August 31, 2006. For the avoidance of doubt, on August 17, 2006, 100,000 of the initial 400,000 options, and 200,000 of the initial 400,000 restricted stock grants will vest.

                   (v) Executive shall be paid any (A) base salary (at the rate of salary in effect immediately prior to the Resignation Date) to the extent earned but unpaid as of the Resignation Date, (B) accrued but unused vacation days and (C) reasonable business and fringe benefit expenses incurred by him prior to the Resignation Date in accordance with Company policy in effect on the Resignation Date which have not yet been reimbursed (together with an additional amount to cover the incremental additional income taxes incurred by Executive, if any, with respect to payment or reimbursement of any such reasonable business expenses). Such payment shall be made in accordance with the Company's standard payroll and expense reimbursement practices.

          Section 3. Disclosure of Information; Covenants Against Competition and Solicitation. Executive acknowledges and agrees that he shall continue to be bound by the restrictive covenants set forth in Sections 8 and 9 of that certain Amended and Restated Employment Agreement dated as of September 2, 2005 by and between the Company and Executive (the "Employment Agreement") as if such covenants were set forth in this Agreement.

          Section 4. Setoff; No Mitigation. No payments or benefits payable to or with respect to Executive pursuant to this Agreement shall be reduced by any amount Executive may earn or receive from employment with another employer or from any other source, except as expressly

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provided in Section 2(b)(ii). Executive shall have no duty to mitigate his damages by seeking other employment.

          Section 5. Mutual Non-disparagement. Executive agrees to act in a professional manner and not make any disparaging or negative statements regarding the Company, its subsidiaries, affiliates, divisions or parent companies or their officers, directors or executives, including any such statements about the prospects of the Company, its affiliates, subsidiaries or divisions. The Company agrees not to make any disparaging or negative statements regarding Executive.

          Section 6. Announcements. The Company will consult with Executive prior to issuing internal and external announcements regarding Executive's resignation from the Company.

          Section 7. General Release. As a material inducement to the Company to enter into the Resignation Agreement, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This General Release pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This General Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this General Release does not apply to: (i) claims that arise after the execution of this Agreement; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This General Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this General Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or

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
testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

          Section 8. Indemnification; D&O Coverage. The Company shall continue to indemnify Executive (including, without limitation, the Company's obligations under a certain indemnification agreement, if any, currently in effect between the Executive and the Company) and provide directors' and officers' liability insurance coverage (including, where required, legal defense) for actions prior to Executive's Resignation Date to the same extent it indemnifies and provides liability insurance coverage to then-current officers and directors of the Company.

          Section 9. Binding Effect; Revocation; Modification. The parties understand and agree that this Agreement is final and binding and constitutes the complete and exclusive statement of the terms and conditions relating to Executive's resignation; that, except as otherwise specifically provided herein, this Agreement supersedes all prior agreements and understandings (oral or written) between Executive and the Releasees relating to Executive's employment, Resignation Date, or otherwise, including but not limited to the Employment Agreement; that no representations or commitments were made by the parties to induce this Agreement other than as expressly set forth herein; that the consideration provided to Executive in exchange for the General Release exceeds that to which he is otherwise entitled to, and that this Agreement is fully understood by the parties. Notwithstanding the foregoing, Executive's equity award agreements are not superseded by this Agreement. Executive further represents that Executive has had the opportunity and time to consult with legal counsel and other personal or financial advisors of his own choosing concerning the provisions of the General Release and that Executive has been given twenty-one (21) days within which to execute the General Release and seven (7) days following that execution to revoke the General Release. To be effective, any such revocation must be in writing and actually delivered no later than the close of business on the 7th day following Executive's execution of the General Release to the office of the Company's General Counsel. No obligation upon the Company set forth herein shall be effective, and no payment or other benefit shall be required to be made or provided to Executive hereunder, any earlier than the 8th day following Executive's execution of the General Release. This Agreement may not be modified or supplemented except by a subsequent written agreement signed by the party against whom enforcement of the modification is sought.

          Section 10. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to applicable laws or regulations.

          Section 11. Miscellaneous. Sections 15, 16, 17, 19 and 20 of the Employment Agreement are incorporated herein by this reference. This Agreement shall inure to the benefit of the Releasees (as defined in Exhibit A) and to their heirs, administrators, representatives, executors, successors and assigns.

          Section 12. Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        Conseco, Inc.


                                        By /s/Eugene M. Bullis
                                          ---------------------

                                        Name:  Eugene M. Bullis
                                        Title: Executive Vice President and
                                               Chief Financial Officer



                                        /s/ William S. Kirsch
                                        -------------------------------
                                              William S. Kirsch


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


                                    EXHIBIT A
                                 GENERAL RELEASE
                                 ---------------

As a material inducement to the Company to enter into the Agreement and for and in consideration of the payments and other benefits provided therein, Executive hereby irrevocably and unconditionally releases, acquits and forever discharges the Company, its successors, assigns, agents, directors, officers, executives, representatives, subsidiaries, divisions, parent corporations and affiliates, and all other persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, actions, damages, expenses (including attorneys' fees and costs actually incurred), or any rights of any and every kind or nature, accrued or unaccrued, known or unknown, which Executive has or claims to have arising out of facts and circumstances which have occurred or existed prior to, or which are occurring and do exist as of, the date of Executive's execution of this Agreement against each or any of the Releasees. This release ("Release") pertains to but is in no way limited to all matters relating to or arising out of Executive's employment and the cessation of his employment by the Company and all claims for severance benefits or other payments which are not express obligations of the Company under this Agreement, or otherwise. This Release further pertains to, but is in no way limited to, rights and claims under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act, as amended, the Americans With Disabilities Act, the Family Medical Leave Act, and all other federal, state, local or municipal fair employment and discrimination laws, and all claims under common law, whether based in tort or contract, law or equity.

Notwithstanding anything herein to the contrary, this Release does not apply to:
(i) claims that arise after the execution of the General Release; (ii) the Executive's rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, policy or arrangements maintained by the Company or under COBRA; (iii) worker's compensation claims and any other claims that cannot be waived by law; (iv) the Executive's rights to enforce this Agreement; or (v) the Executive's rights as a stockholder.

This Release is not intended to and does not interfere with the Equal Employment Opportunity Commission's right to enforce anti-discrimination laws or to seek relief that will benefit the public and any victim of unlawful employment practices who have not waived their claims. Therefore, by signing this Release, Executive waives any right to personally recover against the Company, but Executive is not prevented from filing a charge with, or testifying, assisting, or participating in any proceeding brought by the EEOC, concerning an alleged discriminatory practice of the Company.

IN WITNESS WHEREOF, I have executed this General Release this 31st day of August, 2006.



                                           --------------------------------
                                           William S. Kirsch



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